EXECUTION DOCUMENT

SENIOR SUBORDINATION AGREEMENT

This SENIOR SUBORDINATION AGREEMENT, dated as of January 31, 2006 (this “Agreement”), by and among ATLAS MASTER FUND, LTD., a Cayman Island Company (the “Junior Lender”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Senior Lender”) and RITA MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”).

W I T N E S S E T H :

WHEREAS, the Senior Lender and the Borrower are parties to a certain Revolving Credit and Security Agreement dated as of January 31, 2006 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Senior Loan Agreement”) under which the Senior Lender make loans, advances and other financial accommodations to Borrower;

WHEREAS, pursuant to the Senior Loan Agreement, Borrower has granted in favor of the Senior Lender a lien on and security interest in (collectively, the “Senior Lien”) substantially all of the assets and property of Borrower as security for their obligations to the Senior Lender under the Senior Loan Agreement;

WHEREAS, the Junior Lender and Borrower are parties to a certain Securities Purchase Agreement dated as of August 5, 2005 (as amended, supplemented or otherwise modified from time to time, the “Junior Agreement”) under which the Junior Lender has purchased certain senior convertible notes of Borrower which are convertible into shares of Borrower’s common stock, par value $0.001 per share (collectively, the “Junior Note”);

WHEREAS, it is a condition precedent to the effectiveness of the Senior Loan Agreement that, among other things, the Junior Lender shall have executed and delivered this Agreement subordinating its rights with respect to the Junior Obligations (as defined below) to the rights of the Senior Lender with respect to the Senior Obligations (as defined below) and that Borrower shall have acknowledged this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and to induce the Senior Lender to enter into the Senior Loan Agreement, the Junior Lender hereby agrees as follows:

SECTION 1.   Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Loan Agreement, and the rules of usage set forth therein shall apply hereto.

SECTION 2.   Subordination.

(a)   All Junior Obligations, and all claims, demands rights and remedies of the Junior Lender with respect thereto, are and shall continue at all times to be subject, subordinate and junior in right of payment and priority to the Senior Obligations. The term “Junior Obligations,” as used in this Agreement, shall mean and include the principal amount of and the premium, if any, and interest on all indebtedness and other monetary obligations of Borrower to the Junior Lender under the Junior Agreement and the Junior Note, together with all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by the Junior Lender, whether created directly or acquired by assignment or otherwise, including, without limitation, all principal of and premium, if any, and interest on the Junior Note (including extensions, modifications, refinancings, renewals and refundings thereof) and any damages payable upon a Conversion Failure (as such term is defined in the Junior Note). The term “Senior Obligations,” as used in this Agreement, shall mean and include the principal amount of and the premium, if any, and interest (including, without limitation, all interest on the Senior Obligations at the rate stated in the Senior Loan Agreement from the date of the filing by or against Borrower of a petition under any bankruptcy, insolvency or similar law to the date of the indefeasible payment in full of the Senior Obligations (“Postpetition Interest”) and all other amounts on all of the Obligations including, without limitation, all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by, the Senior Lender, whether created directly or acquired by assignment or otherwise (including extensions, modifications, refinancings, renewals and refundings thereof).

(b)   Except for the payments specified in Section 2(c), Borrower shall not pay, and the Junior Lender shall not receive, demand or accept, either directly or indirectly, any payment on the Junior Obligations, whether as principal, premium, interest or otherwise, unless and until all the Senior Obligations including, without limitation, all Postpetition Interest, have been indefeasibly paid in full in cash, and the obligation (the “Commitment”) of the Senior Lender to make loans and advances under the Senior Loan Agreement has been terminated.

(c)  Commencing on June 15, 2006 and continuing on each June 15 and December 15 thereafter, the Junior Lender may receive, accept and retain regularly scheduled semi-annual interest payments under the Junior Note at a rate per annum equal to 6.5% commencing, unless:

(A)(i) an Event of Default has occurred and is continuing under Section 8.1(a) of the Senior Loan Agreement (a “Senior Payment Default”) and (ii) the Junior Lender has not received a written notice from the Senior Lender informing the Junior Lender that such Senior Payment Default has been waived or cured; or

(B)(i) a Default or an Event of Default has occurred and is continuing under the Senior Loan Agreement (other than under Section 8.1(a) thereof)(a “Senior Non-Payment Default”) with respect to which the Junior Lender has received from the Senior Lender a notice (a “Senior Non-Payment Default Notice”) prohibiting the Junior Lender from receiving, collecting or accepting any of the foregoing payments and from commencing any Enforcement Action (as defined below) and (ii) the Junior Lender has not received a written notice from the Senior Lender informing the Junior Lender that such Senior Non-Payment Default has been waived or cured.

Nothing in this subsection (c) shall prohibit the accrual (but not the payment to the Junior Lender) of interest on the Junior Obligations at the default rate in accordance with the terms of the Junior Agreement or the Junior Note following the occurrence of an event of default under the Junior Agreement or the Junior Note.

(d)   If the Junior Lender shall receive any payment or prepayment (including from any account debtor under any accounts receivable of Borrower) on the Junior Obligations that it is not entitled to receive under this Agreement, the Junior Lender will hold any amount so received in trust for the Senior Lender and shall, as soon as possible, turn over such payment to the Senior Lender in the form received (together with any necessary endorsements) to be applied to the Senior Obligations.

(e)   Unless and until the Senior Obligations shall have been indefeasibly paid in full in cash and the Commitment has been terminated, the Junior Lender will not take any Enforcement Action. For purposes hereof, “Enforcement Action” shall mean (a) any acceleration of the Junior Obligations (including the exercise of any right of redemption under Section 4(b) of the Junior Note), (b) the filing or initiating, or joining with any other person in filing or initiating, an Insolvency Event against, Borrower, or (c) any judicial proceeding or other action initiated or taken by Junior Lender, or by Junior Lender in concert with other persons against Borrower, or any other person to collect the Junior Obligations, to foreclose any lien or security interest securing the Junior Obligations, execute, levy upon or dispose of any of the Collateral, or otherwise enforce the rights or remedies of the Junior Lender under the Junior Agreement, the Junior Note or applicable law with respect to the Junior Obligations; provided, however, that the declaration of an event of default under the Junior Note shall not be deemed to be an Enforcement Action. Notwithstanding the foregoing, on or after July 31, 2006, the Junior Lender may commence or otherwise proceed with an Enforcement Action (i) brought with the written consent of the Senior Lender or (ii) an event of default has occurred and is continuing under Section 4(a) of the Junior Note (a “Junior Default”), written notice of which the Junior Lender has delivered to the Senior Lender (the “Junior Default Notice”), and thirty (30) days (or three hundred sixty (360) days from the date of delivery by the Senior Lender of a Senior Non-Payment Default Notice if delivered during such thirty-day period) have expired since the date of the Senior Lender’s receipt of the Junior Default Notice and such Junior Default has not been cured or waived during such time periods. Any proceeds of any Enforcement Action by the Junior Lender shall be paid or delivered directly to the Senior Lender for application to the Senior Obligations until the Senior Obligations shall have been indefeasibly paid in full in cash and the Commitment has been terminated. The Junior Lenders shall not take any action with respect to the Collateral if the Senior Lender shall have given prior written notice to the Junior Lender that such action would, in the reasonable credit judgment of the Senior Lender, impair the proceeds that could be obtained from such Collateral. For purposes of this Agreement, the term “Insolvency Event” shall mean, with respect to Borrower, the occurrence of any of the following: (i) Borrower shall be adjudicated insolvent or bankrupt or institutes proceedings to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) Borrower shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) Borrower shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian, or liquidator for a substantial portion of its property, assets or business, (iv) Borrower shall file a voluntary petition under any bankruptcy, insolvency, or similar law, (v) Borrower shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) Borrower, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator , and (I) such proceeding shall not be dismissed or stayed within sixty (60) days, (II) such receiver, trustee, custodian or liquidator shall be appointed or (III) such Person fails to contest in a timely or appropriate manner any such proceeding or petition.

(f)   Upon the occurrence of any Insolvency Event of Borrower or in the event of a sale of all or substantially all of the assets, or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization, of Borrower, the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Obligations and Junior Obligations as provided herein and the Senior Obligations shall first be indefeasibly paid in full in cash and the Commitment terminated before the Junior Lender shall be entitled to receive any money, distributions or other assets in any such proceeding even if all or part of the Senior Obligations or the liens and security interests securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any Insolvency Event or other proceeding or situation noted above. In any such event, the Junior Lender shall demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote; provided, that if the Junior Lender votes its claim, the Junior Lender shall not, without the prior written consent of the Senior Lender, vote to accept a plan of liquidation, reorganization, arrangement, composition or extension that does not provide for the payment, refinancing, restatement or recognition in full of all of the Senior Obligations. In the event that the Junior Lender shall fail to take any such action following the written request of the Senior Lender or fail to vote its claim in any proceedings prior to 5 days before the expiration of the time to vote, the Senior Lender may (but shall not be obligated) demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In such an event, the Junior Lender hereby irrevocably authorizes the Senior Lender and grants to the Senior Lender an exclusive power of attorney (which power of attorney is coupled with an interest and is irrevocable), but without imposing any obligation upon the Senior Lender, to demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, to give acquittance therefor, to file claims and proofs of claim in any statutory or nonstatutory proceeding, to exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and to vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In furtherance of the foregoing, at the request of the Senior Lender, the Junior Lender shall execute and deliver to the Senior Lender a separate power of attorney and such further powers and instruments as the Senior Lender may request to enable the Senior Lender to enforce its rights under this subsection.

(g)   The Senior Lender may, at any time and from time to time, without the consent of or notice to the Junior Lender, without incurring responsibility or liability to the Junior Lender and without impairing or releasing any right or remedy of the Senior Lender hereunder:

(i)
change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or alter the Senior Obligations, or waive defaults under or amend, modify, alter or waive the provisions of the Senior Loan Agreement or any other Loan Document in any manner (except as otherwise provided by this Agreement) or enter into or amend in any manner or waive defaults under any other agreement relating to the Senior Obligations;

(ii)	sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged to secure, or howsoever securing, the Senior Obligations;

(iii)	release any Person liable in any manner for the payment or collection of any of the Senior Obligations;

(iv)	exercise or refrain from exercising any rights against Borrower or any other Person; or

(v)	apply any sums by whomsoever paid or however realized to the Senior Obligations.

Notwithstanding any provision of this Agreement to the contrary, the Senior Lender agrees not to increase the outstanding aggregate principal amount of the Senior Obligations to an aggregate amount greater than, or to refinance the Senior Obligations so that the outstanding aggregate principal amount thereof exceeds, an amount equal to (i) the amount of $10,000,000 plus (ii) any amount of post-petition financing approved by the court in a bankruptcy proceeding. The immediately preceding sentence shall not be construed to limit or otherwise affect the Senior Lender’s right to accrue and receive payment of interest (including at the default rate and including Postpetition Interest), fees or other charges comprising part of the Senior Obligations.

(h)   The Junior Lender waives notice of acceptance of this Agreement.

(i)   The Junior Lender will cause each note or other instrument that evidences any Junior Obligations (including, without limitation, the Junior Agreement and the Junior Note) to bear upon its face a statement or legend to the effect that such note or other instrument is subordinated to the Senior Obligations in the manner and to the extent set forth in this Agreement. The Junior Lender shall mark its books and records, including any financial statements, to show that the Junior Obligations are so subordinated to the Senior Obligations.

(j)   The Junior Lender will not (i) increase the per annum rate of interest applicable to the Junior Obligations, (ii) make any covenant, event of default or other provision under the Junior Agreement or the Junior Note more restrictive than such covenants, events of default and provisions thereunder as of the date hereof, (iii) accelerate the date of any regularly scheduled fees, interest or principal payments on the Junior Obligations, (iv) shorten the final maturity date of the Junior Obligations, or (v) increase or decrease the principal amount of the Junior Obligations. The Borrower and Junior Lender will give Senior Lender at least ten (10) business days prior notice before any material amendment, modification or supplement of or to the Junior Agreement or the Junior Note, which notice shall be accompanied by a copy of the proposed amendment, modification or supplement. The Borrower and Junior Lender agree that they will not amend, modify or supplement the Junior Agreement or the Junior Note, if Senior Lender notifies them that the proposed amendment, modification or supplement would result in a default under the Senior Loan Documents or this Section 2(j).

(k)   Subject to the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment, the Junior Lender shall be subrogated to the Senior Lender’s rights to receive payments or distributions in cash or property applicable to the Senior Obligations, and no payment or distribution made to the Senior Lender by virtue of this Agreement that otherwise would have been made to the Junior Lender shall be deemed to be a payment by Borrower on account of the Junior Obligations.

(l)   The Junior Lender will not sell, assign, transfer or otherwise dispose of all or any part of, or any interest in, the Junior Obligations to any Person without having first obtained (i) such Person’s agreement in writing to be bound as the Junior Lender’s successor by the terms of this Agreement or, in the case of an interest in the Junior Obligations, an acknowledgment by such interest holder of the terms hereof, or (ii) the Senior Lender’s prior written consent (which consent shall not be unreasonably withheld by the Senior Lender).

(m)   The Junior Lender agrees that it will not exercise any right of setoff it may have against the Junior Obligations in respect of any obligation owed by the Junior Lender to Borrower.

(n)   In the event Borrower shall become subject to a case under the Bankruptcy Code, the Junior Lender agrees that the Senior Lender may permit or consent to the use of cash collateral or provide (or permit another Person to provide) financing to Borrower under either Section 363 or Section 364 of the Bankruptcy Code in such amounts and on such terms and conditions as the Senior Lender may decide in its sole discretion and, in connection therewith, the Senior Lender may permit Borrower to enter into cash collateral or financing arrangements and to grant to the Senior Lender or any other Person providing post-petition financing liens and security interests upon the Collateral (and the Junior Lender shall not object to Borrower entering into such arrangements or granting such liens and security interests), which liens and security interests (i) shall secure payment of all Senior Obligations (whether such Senior Obligations arose prior to the commencement of the case under the Bankruptcy Code or at any time thereafter) if such financing is provided by the Senior Lender or all financing provided by such other lender during such case if provided by a lender other than the Senior Lender and (ii) shall be superior in priority to any liens and security interests securing the Junior Obligations. The Junior Lender agrees not to assert any right it may have to “adequate protection” of its interest, if any, in any of the Collateral in any case under the Bankruptcy Code and agrees that it will not seek to have the automatic stay lifted, modified or annulled with respect to any Collateral without the prior written consent of the Senior Lender, and agrees not to take any action during any such case that would reasonably be expected to adversely affect the Senior Lender’s rights or interests in any Collateral under this Agreement or otherwise. In connection with any of the foregoing, the Junior Lender agrees adequate notice to the Junior Lender shall be deemed to have been given to the Junior Lender if the Junior Lender receives notice at least five (5) Business Days prior to the hearing held by the applicable bankruptcy court to consider entry of an order approving such use or financing, provided that nothing in this subsection shall be deemed to entitle the Junior Lender to any notice not required by the Bankruptcy Code. For purposes of this subsection, notice of a proposed financing or use of cash collateral shall be deemed given when made in the manner prescribed by this Agreement, or as the applicable bankruptcy court may approve, or, actual notice is given to the Junior Lender or its counsel, whichever is soonest.

(o)   All liens, pledges, and security interests of any nature upon or in any Collateral held by the Junior Lender or any other Person for the benefit of the Junior Lender shall be and are hereby made inferior and junior to the liens, pledges and security interests of any nature upon or in any Collateral held by or in favor of the Senior Lender, regardless of the failure to perfect or the order or manner of perfection of any such liens, pledges and security interests. The priorities set forth in this Agreement are applicable irrespective of any priority available to the Senior Lender or the Junior Lender under contract or applicable law or any representation or warranty of Borrower to the contrary in any agreement, instrument, or other document to which the Junior Lender is a party.

(p)   The Senior Lender may take any judicial or nonjudicial action, including any action to enforce its liens on or security interests in any or all of the Collateral, including, without limitation, to foreclose, execute, levy upon, or collect or dispose of any or all of the Collateral as it shall determine in its sole and exclusive judgment.

(q)   The Senior Lender (to the exclusion of the Junior Lender) shall have (whether or not any default or event of default under the Senior Loan Agreement, the Junior Agreement, the Junior Note, or any agreement relating thereto shall have occurred and be continuing, and both before and after the occurrence of any Insolvency Event of Borrower) the sole and exclusive right to administer, enforce and consent to all matters in respect of the Collateral, including the right (A) to release, or direct or consent to the release of, with or without consideration, the Collateral from the lien of the Senior Loan Agreement or the Junior Note, and (B) to direct or consent to the sale, transfer, lease, or other disposition of the Collateral, the foreclosure or forbearance from foreclosure in respect of the Collateral (including, without limitation, seeking or not seeking relief from any stay against foreclosure in respect of the Collateral upon the occurrence of any Insolvency Event), and the acceptance of the Collateral in full or partial satisfaction of the Senior Obligations.

(r)   Upon the sale of any Collateral by or on behalf of the Senior Lender, the Junior Lender shall be deemed to have consented (and does hereby consent) to such sale and to have released (and does hereby release) any lien in the Collateral being sold in such sale and shall, at the request of the Senior Lender, take all action and, if required, execute and deliver all documents requested by the Senior Lender in connection therewith. The Junior Lender hereby appoints and constitutes the Senior Lender as its attorney-in-fact and authorizes the Senior Lender to make any payment on or take any act necessary or desirable to protect or preserve any of the Collateral. This power of attorney is coupled with an interest and is irrevocable.

(s)   The Junior Lender agrees not to seek to avoid, contest or bring (or join in) any action or proceeding to contest the validity of any rights of the Senior Lender with respect to the Collateral, or the validity or reasonableness of any actions taken or omitted to be taken by the Senior Lender hereunder or in connection herewith, under the Senior Loan Agreement or under any other Loan Document, or in respect of any of the Collateral including, without limitation, (i) the timing, method, or manner of collecting, disposing of or liquidating any of the Collateral, (ii) the terms, including the price and percentage of consideration received in cash, of any such disposition or liquidation, or (iii) the failure to dispose of or liquidate any of the Collateral. Without limitation of the foregoing, the Junior Lender hereby waives, to the fullest extent permitted by law, (A) any right under Section 9-615(a) of the Code with respect to the application of disposition proceeds to the Senior Obligations, (B) any right to notice and objection under Section 9-620 of the Code, promptness, diligence, notice of acceptance, and any other notice with respect to any of the obligations under the Junior Agreement or the Junior Note, and (C) any requirement that the Senior Lender exhaust any right or take any action against Borrower, any other Person, the Collateral, or any other collateral. In addition, the Junior Lender agrees that the Senior Lender shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Senior Obligations from one source before seeking recourse against or satisfaction from another source. The Junior Lender further agrees that the net cash proceeds resulting from the Senior Lender’s exercise of any right to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of the Senior Lender’s expenses related thereto), may be applied by the Senior Lender to such of the Senior Obligations and in such order as the Senior Lender may elect in its sole and absolute discretion, whether due or to become due. The Junior Lender further agrees that all of the Senior Lender’s remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and either Loan Party or in such order and with respect to such Collateral or such Loan Party as the Senior Lender may deem desirable, and are not intended to be exhaustive.

(t)   Notwithstanding the lack of perfection of any of the liens or security interests of the Senior Lender with respect to any or all of the Collateral or any priority in time of perfection of any of the liens or security interests of the Junior Lender over the liens or security interests of the Senior Lender with respect to any or all of the Collateral, the liens and security interests of the Senior Lender with respect to the Collateral shall be superior and prior in right of payment and enforcement to the liens and security interests of the Junior Lender, whether now existing or hereinafter arising, with respect to the Collateral.

(u)   Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not limit the right of the Junior Lender to exercise any right of conversion set forth in Section 3 of the Junior Note and the exercise thereof shall not be considered an Enforcement Action; provided, that the payment of any damages payable upon a Conversion Failure (as such term is defined in the Junior Note) shall subject to the provisions of this Agreement.

(v)    Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not limit the right of the Junior Lender to receive any Reorganized Securities. For purposes hereof, “Reorganized Securities” shall mean securities of Borrower or any other Person (including those of Borrower as reorganized) issued to the Junior Lender in respect of all or a part of the Junior Obligations and provided for by a plan of reorganization in a proceeding under the Bankruptcy Code or in connection with an Insolvency Event of Borrower, provided, that (i) such securities are (a) equity securities or (b) debt securities subordinated to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) at least to the same extent as the Junior Obligations are subordinated to the Senior Obligations pursuant to this Agreement and (ii) such securities are authorized by a court of competent jurisdiction in a final order or decree which, in the case of debt securities, gives effect to this proviso and the subordination of such debt securities to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) on the terms set forth in this Agreement.

SECTION 3.   Further Assurances. The Junior Lender shall, at any time and from time to time, at Borrower’s expense, promptly execute and deliver all further instruments and documents and take all further action that the Senior Lender may request to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lender to exercise and enforce its rights and remedies hereunder.

SECTION 4.   Obligations Unimpaired. Nothing in this Agreement shall impair as between Borrower, on the one hand, and the Senior Lender or the Junior Lender, on the other hand, the obligations of Borrower to the Senior Lender or the Junior Lender, as the case may be.

SECTION 5.   Termination; Reinstatement. (a) This Agreement shall terminate and cease to be of any further force or effect ninety (90) days after the later of (i) the termination of the Commitment and (ii) the indefeasible payment in full in cash of the Senior Obligations.

(b)   If, at any time, all or part of any payment with respect to the Senior Obligations theretofore made by Borrower or any other Person is rescinded or must otherwise be returned by the Senior Lender for any reason whatsoever (including, without limitation, as a result of Borrower or any other Person becoming the subject of an Insolvency Event), this Agreement shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

SECTION 6.   Benefit of Agreement. Except as expressly provided in Section 4, nothing in this Agreement, express or implied, shall give or be construed to give to any Person including, without limitation, Borrower (but excluding the Senior Lender) any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision contained herein, all such covenants and provisions being for the sole and exclusive benefit of the Senior Lender.

SECTION 7.   Notices. (a) All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, if to the Senior Lender, then to CapitalSource Finance, LLC, 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815 Attention: Healthcare Finance Group, Portfolio Manager (Telecopier: (301) 841-2340); if to Borrower, then to Rita Medical Systems, Inc., 46421 Landing Parkway, Fremont, California 94538 Attention: President and Chief Executive Officer (Telecopier: (510) 771-0460); and if to the Junior Lender, then to Atlas Master Fund, Ltd. in care of Balyasny Asset Management L.P., 650 Madison Avenue - 19th Floor, New York, New York 10022 Attention: Legal Department (Telecopier: (212) 588-1130); and in each case, to such other address as a party may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused, and (iii) if sent by telecopier transmission, when such transmission is confirmed.

(b)   The Senior Lender shall provide the Junior Lender and the Junior Lender shall provide the Senior Lender with a copy of each notice of default (to the extent permitted hereunder) sent to Borrower concurrently with the sending thereof and promptly notify the Junior Lender or the Senior Lender, respectively, in the event that the default which is the subject of such default notice is cured or waived, provided that the failure to give any such notice shall not limit or otherwise affect any party’s rights under this Agreement. The Senior Lender and the Junior Lender, as applicable, shall use its best efforts to provide Borrower with a copy of any Senior Payment Default Notice, Senior Non-Payment Default Notice and Junior Default Notice, as applicable, concurrently with the sending thereof and promptly notify Borrower of any cure or waiver thereof, provided that the failure to give any such notice shall not limit or otherwise affect any party’s rights under this Agreement.

SECTION 8.   Amendments and Waivers. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Junior Lender or Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Senior Lender, Borrower and the Junior Lender.

SECTION 9.   Delays; Partial Exercise of Remedies. No delay or omission of the Senior Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Senior Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

SECTION 10.   Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment related hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

SECTION 11.   Severability. If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 12.   Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, supersedes any prior written and verbal agreements among them with respect to the subject matter hereof, and shall bind and benefit the parties (including, without limitation, the Senior Lender) and their respective successors and permitted assigns. Borrower and Junior Lender each acknowledge and agree that Senior Lender at any time and from time to time may sell, assign or grant participating interests in or transfer all or any part of its rights or obligations under this Agreement, the Senior Obligations, the Collateral and/or the Loan Documents to one or more other persons, including, without limitation, financial institutions (each such transferee, assignee or purchaser, a “Transferee”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Senior Obligations, the Collateral, this Agreement and/or the Loan Documents, as the case may be, held by it as fully as if such Transferee were the original holder thereof (including, without limitation, rights of set off and recoupment), and shall become vested with all of the powers and rights given to Lender hereunder with respect thereto, and shall be deemed to be the “Senior Lender” for all purposes hereunder, the predecessor Senior Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either the Senior Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein.

SECTION 13.   Conflict. In the event of any express conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Loan Agreement, the other Loan Documents, the Junior Agreement or the Junior Note, the provisions of this Agreement shall control.

SECTION 14.   Statement of Indebtedness. Upon demand by the Senior Lender, the Junior Lender will furnish to the Senior Lender a statement of indebtedness owing from Borrower to the Junior Lender. The Senior Lender may rely without further investigation upon any such statement.

SECTION 15.   SPECIFIC PERFORMANCE. THE SENIOR LENDER IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE JUNIOR LENDER SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO IT. THE JUNIOR LENDER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.

SECTION 16.   GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF MARYLAND.

SECTION 17.   SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE SENIOR LENDER SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE JUNIOR LENDER TO ENFORCE THE PROVISIONS HEREOF IN ANY OTHER COURT OF COMPETENT JURISDICTION OR VENUE. EACH OF THE JUNIOR LENDER AND BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF ANY SUCH COURT IN WHICH THE SENIOR LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

SECTION 18.   JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT OR (II) ANY CONDUCT, ACT OR OMISSION OF THE JUNIOR LENDER, BORROWER, THE SENIOR LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATE, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

SECTION 19.   SERVICE OF PROCESS. THE JUNIOR LENDER HEREBY IRREVOCABLY DESIGNATES ATLAS MASTER FUND, LTD. AT 650 MADISON AVENUE, NEW YORK, NEW YORK AS THE DESIGNEE AND AGENT OF THE JUNIOR LENDER TO RECEIVE, FOR AND ON BEHALF OF THE JUNIOR LENDER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE JUNIOR LENDER, BUT THE FAILURE OF THE JUNIOR LENDER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SENIOR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

[SIGNATURE PAGES NEXT FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by its proper and duly authorized officer or general partner as of the date first set forth above.

ATLAS MASTER FUND, LTD.

By:	/s/ Scott Schroeder
Name: Scott Schroeder
Title: Authorized Signatory

CAPITALSOURCE FINANCE LLC

By:	/s/ Keith D. Reuben
Name: Keith D. Reuben
Title: President

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Michael Angel
Name: Michael Angel
Title: Chief Financial Officer